Extension To Satco International Limited, April 2021 Promissory Note

January 26, 2025

Reference is made to the Promissory notes by and between the undersigned parties, Sundance Strategies, Inc. and Satco International Limited note dated April 6, 2021. This note is for $300,000.00 to be calculated at 8% per annum and warrants.

Be it known, that for good consideration the parties made the following additions or changes to said contract as if contained therein:

1. The total amount of the promissory note is $300,000 at 8% per annum as per the original promissory note dated April 6, 2021.
2. Due date for the note is extended from July 6, 2021 to August 31, 2026 or at the time the first bond is closed whichever date is earlier.
3. The warrants and conditions attached with this agreement remain the same as outlined in the original agreement.

All other terms and provisions shall remain in full force and effect.

Sundance Strategies, Inc.

By: Kraig T. Higginson, Chief Executive Officer

Lender: Satco International Limited

By: Stephen Smoot, Attorney-in-Fact
Date: